UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2015 (February 23, 2015)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2015, Protective Life Corporation (the “Company”) called for redemption all $103,093,000 in aggregate principal amount outstanding of its 6-1/8% Subordinated Debentures due 2034 (the “Debentures”) and held by PLC Capital Trust V, a Delaware statutory trust and subsidiary of the Company.  The Debentures will be redeemed on March 25, 2015 at a redemption price of 100% of the outstanding principal amount, plus accrued and unpaid interest to the date of redemption. The Company intends to fund the redemption of the Debentures from a draw under its existing revolving credit facility.

In connection with the redemption of the Debentures, PLC Capital Trust V will simultaneously redeem all $100,000,000 in aggregate liquidation amount of its 6-1/8% Trust Originated Preferred SecuritiesSM (NYSE:PL PR B), CUSIP 69340Y208, and all $3,093,000 in aggregate liquidation amount outstanding of its 6-1/8% trust common securities.  The 6-1/8% Trust Originated Preferred SecuritiesSM and related trust common securities will be redeemed on March 25, 2015 at a redemption price equal to 100% of the liquidation amount of the securities ($25 per security), plus accumulated and unpaid distributions.  The redemption of the 6-1/8% Trust Originated Preferred SecuritiesSM will be made only by means of a call notice by the trustee to holders of such securities in accordance with the terms of the Amended and Restated Declaration of Trust under which such securities were issued.  Neither this Current Report on Form 8-K nor the press release attached to this report as Exhibit 99.1 constitutes a notice of redemption of any of the foregoing securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Protective Life Corporation, dated February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: February 23, 2015